Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG REPORTS FIRST-QUARTER 2014 RESULTS

———————————

UPDATES 2014 FINANCIAL GUIDANCE

NASHVILLE, Tenn. ─ (April 22, 2014) ─ Christopher A. Holden, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the quarter ended March 31, 2014.  Revenues were $263.1 million for the quarter, an increase of 2% from $258.2 million for the first quarter of 2013. Net earnings from continuing operations attributable to AmSurg common shareholders were $17.5 million, or $0.55 per diluted share, for the first quarter of 2014 compared with $17.8 million, or $0.56 per diluted share, for the first quarter last year.  Results for each of the first quarters of 2014 and 2013 included an after-tax gain related to the deconsolidation of a surgery center that AmSurg contributed to newly formed joint ventures with separate hospital system partners.  The after-tax gain was $550,000, or $0.02 per diluted share, for the first quarter of 2014 and $1.3 million, or $0.04 per diluted share, for the first quarter of 2013. Excluding these gains, net earnings from continuing operations per diluted share attributable to AmSurg common shareholders for the first quarter of 2014 were $0.53 compared with $0.52 for the first quarter of 2013.

Mr. Holden remarked, “AmSurg’s results for the first quarter of 2014, which reflected a 2% decline in same-center revenues, were affected materially more by severe winter weather throughout the quarter than we anticipated in the guidance we established in late February. At that time, we estimated that we would lose 4,000 to 5,000 procedures during the quarter, although we now estimate that our total of lost procedures for the quarter was in excess of 8,000, due to the continuing severe weather in March. The inclement weather that occurred across the country impacted over 38% of our centers, resulting in center closures, cancelled procedures and delays in re-establishing normal daily procedure volume. We believe these lost procedures accounted for the 2% decline in same-center revenues for the quarter.

“The 2% growth in revenue we produced for the quarter primarily reflected the positive impact from the six centers acquired in 2013, as well as a 2.4% increase in revenue per procedure.  For the first quarter of 2014, we acquired one center in early January, and we divested one center.  We also contributed our controlling interest in one center to our second joint venture created with a new hospital system partner. We completed the first quarter of 2014 with seven letters of intent and had one de novo center under development, which we expect to open in 2015. With a robust pipeline of additional potential transactions, in addition to our letters of intent, we continue to expect to meet our center acquisition guidance for 2014.

“For the first quarter, AmSurg’s net operating cash flows, excluding distributions to noncontrolling interests, were $26.6 million.  Our net capital expenditures were $12.0 million for the first quarter, and we reduced long-term debt with our free cash flow.  At the end of the first quarter of 2014, we had $47.1 million in cash and cash equivalents and our availability under our

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AMSG Reports First-Quarter Results

April 22, 2014

revolving credit facility was $237.5 million. Our ratio of total debt to trailing 12 months EBITDA as calculated under our credit agreement improved to 2.95 at the end of the first quarter of 2014 from 3.01 at the end of 2013 and 3.15 at March 31, 2013.

“We are today revising our financial and operating guidance for 2014 and establishing guidance for the second quarter of 2014.  The revisions to our financial guidance for the full year are primarily being made to incorporate the impact of our first-quarter results. Our guidance is as follows:

•         Revenues in a range of $1.12 billion to $1.13 billion.

•         Same-center revenue increase of 1% to 2%.

•         Center acquisitions that generate annualized operating income in a range of $25 million to $29 million.

•         Net cash flow provided by operating activities, less distributions to noncontrolling interests, in a range of $150 million to $160 million.

•         Net earnings from continuing operations per diluted share attributable to common shareholders in a range of $2.41 to $2.45, excluding the deconsolidation gain.

•         For the second quarter of 2014, net earnings from continuing operations per diluted share attributable to common shareholders in a range of $0.61 to $0.64.”

The information contained in the preceding paragraphs, including information regarding the Company’s acquisition plans and financial results for future periods, is forward-looking information.  Forward-looking information involves known and unknown risks and uncertainties as described below.  There can be no assurance that AmSurg will be successful in acquiring the surgery centers described above and the attainment of the financial targets set forth in this press release is dependent on the assumptions described above.  The Company’s actual results and performance could differ materially from those expressed or implied by the forward-looking information contained in this press release.

Mr. Holden concluded, “Our outlook for the last nine months of 2014 has not meaningfully changed, despite a challenging first quarter.  While our guidance continues to incorporate the impact of fewer acquisitions in 2013 than planned, we also expect to benefit in the remainder of 2014 from having cycled the negative quarterly impact of sequestration.

“In addition, we continue to expect our growth to be supported by the industry’s favorable dynamics, including strong demographic trends, better access to healthcare and increasing demand for high quality care in the most cost effective venue.  As the owner and operator of the largest number of ambulatory surgery centers (ASCs) in the country, we believe we are well-positioned to meet our long-term growth objectives.”

AmSurg Corp. will hold a conference call to discuss this release tomorrow, April 23, 2014, at 9:00 a.m. Eastern time.  Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com  and clicking “Investors” at least 15 minutes early to register, download, and install any necessary audio software.  For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call and continue for 30 days.

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AMSG Reports First-Quarter Results

April 22, 2014

This press release contains forward-looking statements.  These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties.  Investors are hereby cautioned that these statements may be affected by important factors, including, but not limited to, the following risks: the risk that payments from third-party payors, including government healthcare programs, may decrease or not increase as costs increase; the Company’s ability to acquire and develop additional surgery centers on favorable terms; the Company’s ability to compete for physician partners, managed care contracts, patients and strategic relationships; adverse developments affecting the medical practices of the Company’s physician partners; the Company’s ability to maintain favorable relations with the Company’s physician partners; the Company’s ability to grow revenues by increasing procedure volume while maintaining operating margins and profitability at the Company’s existing centers; the Company’s ability to manage the growth in its business and integrate acquired businesses; the Company’s ability to obtain sufficient capital resources to complete acquisitions and develop new surgery centers; the Company’s ability to generate sufficient cash to service all of its indebtedness; adverse weather and other factors beyond the Company’s control that may affect the Company’s surgery centers; the Company’s failure to comply with applicable laws and regulations; the Company’s failure to effectively and timely transition to the ICD-10 coding system; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the Company; the risk of becoming subject to federal and state investigation; the risk from an unpredictable impact of the Health Reform Law; the risk of regulatory changes that may obligate the Company to buy out interests of physicians who are minority owners of its surgery centers; potential liabilities associated with the Company’s status as a general partner of limited partnerships; liabilities for claims brought against the Company’s facilities; the Company’s legal responsibility to minority owners of its surgery centers, which may conflict with its interests and prevent it from acting solely in its best interests; potential write-offs of the impaired portion of intangible assets; and potential liabilities relating to the tax deductibility of goodwill; and other risk factors described in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and other filings with the Securities and Exchange Commission. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.

AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States.  At March 31, 2014, AmSurg owned and operated 242 centers.

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AMSG Reports First-Quarter Results

April 22, 2014

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data

(In thousands, except earnings per share)

	For the Three Months
	Ended March 31,
Statement of Earnings Data:	2014	2013
Revenues	$263,107	$258,189
Operating expenses:
Salaries and benefits	83,194	80,958
Supply cost	38,720	37,213
Other operating expenses	55,269	52,727
Depreciation and amortization	8,374	8,008
Total operating expenses	185,557	178,906
Gain on deconsolidation	2,045	2,237
Equity in earnings of unconsolidated affiliates	764	402
Operating income	80,359	81,922
Interest expense	6,963	7,542
Earnings from continuing operations before income taxes	73,396	74,380
Income tax expense	13,057	12,269
Net earnings from continuing operations	60,339	62,111
Discontinued operations:
Earnings from operations of discontinued interests in surgery centers, net of income tax	137	162
Loss on disposal of discontinued interests in surgery centers, net of income tax	(362)	-
Net (loss) earnings from discontinued operations	(225)	162
Net earnings and comprehensive income	60,114	62,273
Less net earnings and comprehensive income attributable to noncontrolling interests:
Net earnings from continuing operations	42,835	44,361
Net earnings from discontinued operations	84	101
Total net earnings and comprehensive income attributable to noncontrolling interests	42,919	44,462
Net earnings and comprehensive income attributable to AmSurg Corp. common shareholders	$17,195	$17,811
Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$17,504	$17,750
Discontinued operations, net of income tax	(309)	61
Net earnings and comprehensive income attributable to AmSurg Corp. common shareholders	$17,195	$17,811
Earnings per share-basic:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.55	$0.57
Net loss from discontinued operations attributable to AmSurg Corp. common shareholders	(0.01)	-
Net earnings attributable to AmSurg Corp. common shareholders	$0.54	$0.57
Earnings per share-diluted:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.55	$0.56
Net loss from discontinued operations attributable to AmSurg Corp. common shareholders	(0.01)	-
Net earnings attributable to AmSurg Corp. common shareholders	$0.54	$0.56
Weighted average number of shares and share equivalents outstanding:
Basic	31,716	31,217
Diluted	32,120	31,881

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AMSG Reports First-Quarter Results

April 22, 2014

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands)

	For the Three Months
	Ended March 31,
Operating Data:	2014	2013
Continuing centers in operation at end of period (consolidated)	238	233
Continuing centers in operation at end of period (unconsolidated)	4	4
Average number of continuing centers in operation (consolidated)	239	234
New centers added during the period	1	1
Centers discontinued during the period	1	-
Centers under development/not opened at end of period	1	-
Centers under letter of intent at end of period	7	4
Average revenue per consolidated center	$1,102	$1,104
Same center revenues decrease	(2%)	(2%)
Procedures performed during the period at consolidated centers	389,987	391,703
Income tax expense attributable to noncontrolling interests	$168	$186

Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$17,504	$17,750
Add: income tax expense	13,057	12,269
Add: interest expense, net	6,963	7,542
Add: depreciation and amortization	8,374	8,008
EBITDA	$45,898	$45,569

(1)     EBITDA is defined as earnings before interest, income taxes and depreciation and amortization.  EBITDA should not be considered a measure of financial performance under generally accepted accounting principles.  Items excluded from EBITDA are significant components in understanding and assessing financial performance.  EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and  measure leverage and debt service capacity.  EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity.  Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.  Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.

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AMSG Reports First-Quarter Results

April 22, 2014

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(In thousands)

	March 31,	December 31,
Balance Sheet Data:	2014	2013
Assets
Current assets:
Cash and cash equivalents	$47,116	$50,840
Accounts receivable, net of allowance of $31,720 and $27,862, respectively	106,209	105,072
Supplies inventory	18,433	18,414
Deferred income taxes	1,026	3,097
Prepaid and other current assets	37,151	33,602
Total current assets	209,935	211,025
Property and equipment, net	169,006	169,895
Investments in unconsolidated affiliates and other	19,484	16,392
Goodwill	1,764,623	1,758,970
Intangible assets, net	21,093	21,662
Total assets	$2,184,141	$2,177,944

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$20,285	$20,844
Accounts payable	25,359	27,501
Accrued salaries and benefits	26,218	32,294
Other accrued liabilities	12,387	9,231
Total current liabilities	84,249	89,870
Long-term debt	564,937	583,298
Deferred income taxes	185,882	176,020
Other long-term liabilities	25,753	25,503
Commitments and contingencies
Noncontrolling interests – redeemable	177,683	177,697
Preferred stock, no par value, 5,000 shares authorized, no shares issued or outstanding	-	-
Equity:
Common stock, no par value, 70,000 shares authorized, 32,505 and 32,353 shares outstanding, respectively	186,894	185,873
Retained earnings	595,519	578,324
Total AmSurg Corp. equity	782,413	764,197
Noncontrolling interests – non-redeemable	363,224	361,359
Total equity	1,145,637	1,125,556
Total liabilities and equity	$2,184,141	$2,177,944

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AMSG Reports First-Quarter Results

April 22, 2014

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(In thousands)

	For the Three Months
	Ended March 31,
Statement of Cash Flow Data:	2014	2013
Cash flows from operating activities:
Net earnings	$60,114	$62,273
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	8,374	8,008
Net loss on sale of long-lived assets	604	-
Gain on deconsolidation	(2,045)	(2,237)
Share-based compensation	2,458	2,050
Excess tax benefit from share-based compensation	(1,727)	(288)
Deferred income taxes	11,933	12,929
Equity in earnings of unconsolidated affiliates	(764)	(402)
Increases (decreases) in cash and cash equivalents, net of effects of acquisitions and dispositions, due to changes in:
Accounts receivable, net	(1,651)	(1,705)
Supplies inventory	(245)	(201)
Prepaid and other current assets	(3,638)	17
Accounts payable	(3,578)	(3,040)
Accrued expenses and other liabilities	(606)	(4,101)
Other, net	590	562
Net cash flows provided by operating activities	69,819	73,865
Cash flows from investing activities:
Acquisition of interests in surgery centers and related transactions	(5,038)	(252)
Acquisition of property and equipment	(7,038)	(6,110)
Proceeds from sale of interests in surgery centers	1,111	-
Other	(418)	-
Net cash flows used in investing activities	(11,383)	(6,362)
Cash flows from financing activities:
Proceeds from long-term borrowings	31,945	30,870
Repayment on long-term borrowings	(50,853)	(48,211)
Distributions to noncontrolling interests	(43,194)	(43,914)
Proceeds from issuance of common stock upon exercise of stock options	488	5,691
Repurchase of common stock	(2,857)	(16,758)
Capital contributions and ownership transactions by noncontrolling interests	584	559
Excess tax benefit from share-based compensation	1,727	288
Financing cost incurred	-	(13)
Net cash flows used in financing activities	(62,160)	(71,488)
Net decrease in cash and cash equivalents	(3,724)	(3,985)
Cash and cash equivalents, beginning of period	50,840	46,398
Cash and cash equivalents, end of period	$47,116	$42,413

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AMSG Reports First-Quarter Results

April 22, 2014

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(In thousands, except earnings per share)

Presented below is certain statement of earnings and operating data for 2013, which have been restated in order to present additional discontinued operations.

				For the Year
	For the Three Months			Ended
	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
Statement of Earnings Data:	2013	2013	2013	2013
Revenues	$267,102	$266,755	$283,435	$1,075,481
Operating expenses:
Salaries and benefits	81,085	84,382	85,820	332,245
Supply cost	38,989	38,035	42,398	156,635
Other operating expenses	53,925	55,978	59,182	221,812
Depreciation and amortization	8,125	8,342	8,463	32,938
Total operating expenses	182,124	186,737	195,863	743,630
Gain on deconsolidation	-	-	-	2,237
Equity in earnings of unconsolidated affiliates	696	1,095	958	3,151
Operating income	85,674	81,113	88,530	337,239
Interest expense	7,512	7,295	7,186	29,535
Earnings from continuing operations before income taxes	78,162	73,818	81,344	307,704
Income tax expense	12,710	11,392	13,215	49,586
Net earnings from continuing operations	65,452	62,426	68,129	258,118
Net earnings (loss) from discontinued operations	384	(159)	3,039	3,426
Net earnings	65,836	62,267	71,168	261,544
Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	47,035	45,423	48,898	185,717
Net earnings from discontinued operations	238	73	2,712	3,124
Total net earnings attributable to noncontrolling interests	47,273	45,496	51,610	188,841
Net earnings attributable to AmSurg Corp. common shareholders	$18,563	$16,771	$19,558	$72,703
Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$18,417	$17,003	$19,231	$72,401
Discontinued operations, net of income tax	146	(232)	327	302
Net earnings attributable to AmSurg Corp. common shareholders	$18,563	$16,771	$19,558	$72,703
Earnings per share-basic:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.59	$0.54	$0.61	$2.31
Net (loss) earnings from discontinued operations attributable to AmSurg Corp. common shareholders	-	(0.01)	0.01	0.01
Net earnings attributable to AmSurg Corp. common shareholders	$0.59	$0.53	$0.62	$2.32
Earnings per share-diluted:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.58	$0.53	$0.60	$2.27
Net (loss) earnings from discontinued operations attributable to AmSurg Corp. common shareholders	-	(0.01)	0.01	0.01
Net earnings attributable to AmSurg Corp. common shareholders	$0.58	$0.52	$0.61	$2.28
Weighted average number of shares and share equivalents outstanding:
Basic	31,208	31,376	31,549	31,338
Diluted	31,862	31,991	32,082	31,954

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AMSG Reports First-Quarter Results

April 22, 2014

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands)

Presented below is certain statement of earnings and operating data for 2013, which have been restated in order to present additional discontinued operations.

				For the Year
	For the Three Months			Ended
	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
Operating Data:	2013	2013	2013	2013
Procedures	415,786	406,809	427,919	1,642,217
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$18,417	$17,003	$19,231	$72,401
Add: income tax expense	12,710	11,392	13,215	49,586
Add: interest expense, net	7,512	7,295	7,186	29,535
Add: depreciation and amortization	8,125	8,342	8,463	32,938
EBITDA	$46,764	$44,032	$48,095	$184,460

(1)     EBITDA is defined as earnings before interest, income taxes and depreciation and amortization.  EBITDA should not be considered a measure of financial performance under generally accepted accounting principles.  Items excluded from EBITDA are significant components in understanding and assessing financial performance.  EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and  measure leverage and debt service capacity.  EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity.  Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.  Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.

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